UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2010

STEM CELL THERAPY

INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-51931	88-0374180
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

13406 Racetrack Road #233, Tampa, FL 33626

(Address of principal executive offices – zip code)

(813) 283-2556

(Registrant’s telephone number, including area code)

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

ITEM 5.02	ELECTION OF DIRECTOR OR PRINCIPAL OFFICER

TAMPA, Fla. – January 12, 2010 – Stem Cell Therapy International, Inc. (OTCBB: SCII) (“AmStem Corporation”) announced that Rick van den Toorn has been appointed to the Company’s Board of Directors effective January 22, 2010. In this role he will become a valued board member by overseeing the establishment of and providing oversight to several committees, including the compensation and audit committees and he will evaluate and monitor the Company’s strategic operational plans.

Rick van den Toorn has been appointed to the Board of Directors until his respective successor is elected and qualified or until his earlier resignation, removal from office or death.

Mr. van den Toorn is an investor and advisor with a focus on U.S. based small to mid-capitalization companies. He is a citizen of the Netherlands and most recently worked for the Dutch Authority for the Financial Markets where he was a senior member of the team responsible for the oversight of audit firms. Before that, Mr. van den Toorn worked as a special consultant to corporations and entities including The World Bank. Mr. van den Toorn began his career with KPMG as an accountant and business consultant where he became a partner in the firm and gained broad experience in many areas such as risk management, accounting, and corporate governance. He holds a B.A. degree in Economics from the HEAO in Alkmaar, The Netherlands and is registered as a chartered accountant through NIVRA, the Dutch accounting institute.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)  Exhibits

99.1	Press release dated January 12, 2010.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEM CELL THERAPY INTERNATIONAL, INC.

By:	/S/ ANDREW J. NORSTRUD
Name:	Andrew J. Norstrud
Title:	Chief Financial Officer

Date: January 12, 2010